EXHIBIT 99.1

Energy XXI Gulf Coast, Inc. Announces Amendment of

Debt Exchange Offer and Consent Solicitation

HOUSTON – Sept. 21, 2009 – Energy XXI Gulf Coast, Inc. (the “Company”) today announced it has amended its previously announced exchange offer and consent solicitation in respect of its 10% Senior Notes due 2013 (the “Senior Notes”), pursuant to its confidential offering circular and consent solicitation statement dated September 4, 2009 (the “Offering Circular”) and the accompanying letter of transmittal and consent (together with the Offering Circular, the “Offering Documents”).
The Company commenced an offer to exchange up to $360 million principal amount (the “Maximum Acceptance Amount”) of outstanding Senior Notes properly tendered (and not validly withdrawn) and accepted by the Company for its newly issued 16% Second Lien Junior Secured Notes due 2014 (the “Second Lien Notes”), subject to proration and reduction depending on the aggregate principal amount of Second Lien Notes sold in a concurrent private placement.  In conjunction with the exchange offer, the Company also commenced soliciting consents from holders of the Senior Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture under which the Senior Notes were issued, which, if effected, would modify certain of the restrictive covenants in that indenture in order to permit the issuance of the Second Lien Notes.
The Company is amending the terms of the exchange offer by decreasing the Maximum Acceptance Amount from $360.0 million to $347.5 million.  Accordingly, the Company is offering to purchase only up to $347.5 million aggregate principal amount of its Senior Notes, upon the terms and subject to the conditions set forth in the Offering Documents, as amended by this press release.
The Withdrawal Date was 5:00 p.m., New York City time, on Friday, September 18, 2009.  Consequently, holders who have tendered and not withdrawn their Notes prior to that time are not entitled to withdraw their Senior Notes, and similarly, holders of Senior Notes who tender their Senior Notes after the Withdrawal Date, but on or prior to the Expiration Date, may not withdraw their tendered Senior Notes.  The exchange offer and consent solicitation will continue to expire at 12:00 midnight, New York City time, on October 2, 2009, unless extended or earlier terminated by the Company.

Notwithstanding any other provision of the exchange offer, the Company’s obligation to accept for exchange, and to exchange, any of the Senior Notes validly tendered is subject to the satisfaction or waiver of the following conditions, among others, prior to the settlement date of the exchange offer:

•	there having been validly tendered and not withdrawn pursuant to the exchange offer Senior Notes having an aggregate principal amount of not less than $311.0 million (the “Minimum Tender Condition”);

•	the receipt of the Requisite Consents and execution of a supplemental indenture providing for the Proposed Amendments (the “Supplemental Indenture Condition”);

•
the Company having closed or concurrently closing the sale of Series B Second Lien Notes in an aggregate principal amount of not less than $50.0 million in the private placement (the “Private Placement Condition”); and

•
the Company having obtained an amendment or amendment and restatement to, or a waiver under, its existing Amended and Restated First Lien Credit Agreement, the effect of which is that the consummation of the exchange offer and concurrent private placement and the issuance of the Second Lien Notes and payments in respect of such notes will not be prohibited under such facility (the “Bank Condition”).

The Company has been advised by the exchange agent for the exchange offer that, as of 5:00 p.m., New York City time, on September 18, 2009, approximately $574.5 million principal amount of Senior Notes had been tendered and not withdrawn.  In addition, the Company has entered into a purchase agreement, subject to certain conditions to closing, with a limited number of qualified institutional investors (as defined in Rule 144A under the Securities Act) and institutional accredited investors for the private placement of an aggregate $60.0 million principal amount of Series B Second Lien Notes and the issuance of 13,224,720 shares of common stock of Energy XXI (Bermuda) Limited.  The Company has also entered into an amendment to its existing Amended and Restated First Lien Credit Agreement relating to the consummation of the exchange offer and concurrent private placement.
The Second Lien Notes have not been registered under the Securities Act of 1933, as amended (the “Securities” Act”), and may not be sold in the United States without registration or an applicable exemption from registration requirements.  The exchange offer is being made, and the Series A Second Lien Notes are being offered and issued, in reliance upon the exemption provided by Section 3(a)(9) of the Securities Act from the registration requirements of the Securities Act.  The securities being sold in the concurrent private placement are being offered and issued in reliance upon the exemption provided by Section 4(2) of the Securities Act from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy Second Lien Notes in any jurisdiction in which an exchange offer or the acceptance of any outstanding Senior Notes in exchange for the exchange offer would violate the securities or blue sky laws of such jurisdiction.  This press release does not constitute an offer to sell or the solicitation of an offer to buy Series B Second Lien Notes in the concurrent private placement, which has been made only to certain qualified institutional buyers (as defined in Rule 144A under the Securities Act) and certain institutional accredited investors.

Forward-Looking Statements

Any statements contained in this press release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, any statements of the Company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation.  All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.  There can be no assurance that the exchange offer and the consent solicitation will be completed, either because the conditions to complete the transaction may not be satisfied, or otherwise.  Factors that could affect the Company’s future results include:  the Company’s business strategy; the Company’s financial position; the Company’s cash flow and liquidity; declines in the prices we receive for the Company’s oil and gas affecting the Company’s operating results and cash flows; economic slowdowns that can adversely affect consumption of oil and gas by businesses and consumers; uncertainties in estimating the Company’s oil and gas reserves; replacing the Company’s oil and gas reserves; uncertainties in exploring for and producing oil and gas; the Company’s inability to obtain additional financing necessary in order to fund the Company’s operations, capital expenditures, and to meet the Company’s other obligations; availability of drilling and production equipment and field service providers; disruption of operations and damages due to hurricanes or tropical storms; availability, cost and adequacy of insurance coverage; competition in the oil and gas industry; the Company’s inability to retain and attract key personnel; the effects of government regulation and permitting and other legal requirements; costs associated with perfecting title for mineral rights in some of the Company’s properties; and other factors discussed under “Risk Factors” in the Offering Circular and the Parent’s 2009 Annual Report on Form 10-K.

About Energy XXI

Energy XXI is a Houston-based independent energy company engaged in the acquisition, development, exploration and production of oil and natural gas reserves in the U.S. Gulf Coast and the Gulf of Mexico.  The Company an indirect wholly owned subsidiary of the Parent, Energy XXI, Inc. (Bermuda) Limited.  For more information, visit www.energyXXI.com.

Enquiries of the Company

Energy XXI (Bermuda) Limited
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Piers Coombs, Stewart Wallace
44 (0) 20 7523 8350
pcoombs@collinsstewart.com

Pelham PR
James Henderson
44 (0) 20 7337 1500
james.henderson@pelhampr.com

Mark Antelme
44 (0) 20 7337 1500
mark.antelme@pelhampr.com